KRISPY KREME DOUGHNUTS, INC.
2012 STOCK INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT

THIS AGREEMENT (the “Agreement”) is made as of February 3, 2015, by and between Krispy Kreme Doughnuts, Inc., a North Carolina corporation (the “Company”), and G. Price Cooper, IV (the “Participant”).

W I T N E S S E T H:

WHEREAS, the Board of Directors and shareholders of the Company have approved the Krispy Kreme Doughnuts, Inc. 2012 Stock Incentive Plan, as it may be amended (the “Plan”), for the purposes and subject to the provisions set forth in the Plan; and

WHEREAS, the Plan provides for the grant of restricted stock units; and

WHEREAS, pursuant to authority granted to it in the Plan, the Compensation Committee of the Board of Directors of the Company (the “Committee”) has, on behalf of the Company, granted to the Participant restricted stock units with respect to the Common Stock of the Company, as set forth below; and

WHEREAS, this Agreement evidences the grant of restricted stock units under the Plan.

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Award of Restricted Stock Units

This Agreement sets forth the terms of an award to the Participant of 75,528 restricted stock units (the “Restricted Stock Units” or the “Award”), subject to, and in accordance with, the restrictions, terms, and conditions set forth in the Plan and this Agreement. The grant date of this award of Restricted Stock Units is February 3, 2015 (the “Grant Date”). Each Restricted Stock Unit will entitle the Participant to receive one share of Common Stock at the time, and subject to the conditions, set forth herein and in the Plan.

2. Vesting of Award; Forfeiture

If the Participant remains employed by the Company, the Participant shall become vested in the Restricted Stock Units in four installments beginning on January 27, 2016, and continuing on the next three anniversaries of such date (each such date shall be a “Vesting Date”), all as set forth below:

Number of
Restricted
Stock Units
that Vest on
Date	Such Date
1/27/16	18,882
1/27/17	18,882
1/27/18	18,882
1/27/19	18,882

Any unvested Restricted Stock Units shall be automatically forfeited upon the Participant’s Termination of Employment for any reason (whether by the Company or the Participant and whether voluntary or involuntary) other than a Termination of Employment due to the Participant’s death or Disability, or a Termination of Employment after becoming Retirement Eligible, or as provided in Section 7 herein in the event of a Change in Control or as provided pursuant to the terms of that certain Employment Agreement dated as of January 26, 2015 between the Company, Krispy Kreme Doughnut Corporation and the Participant (the “Employment Agreement”). In the event (a) of a Termination of Employment of the Participant due to his or her death or Disability, or (b) the Participant becomes Retirement Eligible, his or her Restricted Stock Units shall become immediately vested in full, provided, however, that distribution of the shares of Common Stock subject to such Restricted Stock Units shall be made only as provided in Section 4 herein. For purposes of this Agreement, employment with a Subsidiary or other Affiliate of the Company shall be considered employment with the Company. Unless otherwise provided by the Committee, all amounts receivable in connection with any adjustments to the Common Stock under Section 4.4 of the Plan shall be subject to the vesting schedule in this Section 2. For clarity, the terms of the Employment Agreement relating to the Award are hereby incorporated by reference and made a part of this Agreement.

3. No Rights as a Shareholder

Prior to vesting of the Restricted Stock Units and delivery of the shares of Common Stock to the Participant, the Participant shall not have any rights or privileges of a shareholder as to the shares of Common Stock underlying such Award. Specifically, the Participant shall not have the right to receive dividends or the right to vote such shares of Common Stock prior to vesting of the Restricted Stock Units and delivery of a certificate(s) (or other evidence of ownership, such as book entry) for the shares of Common Stock.

4. Distribution of Common Stock

Subject to the terms of Sections 8 and 24, and except as otherwise provided in this Section 4, the Company shall distribute to the Participant (or his or her heirs in the event of the Participant’s death) at the time of vesting of the Restricted Stock Units (as provided in Section 2 or Section 7 hereof), a number of shares of Common Stock equal to the number of Restricted Stock Units then held by the Participant that became vested at such time. Shares of Common Stock or any other benefit subject to the Restricted Stock Units shall, upon vesting of the Restricted Stock Units pursuant to Section 2 or Section 7 (and except as otherwise provided in Section 2 and Section 4 herein in the event of Retirement Eligibility), be issued and distributed to the Participant (or his or her beneficiary) no later than the later of (a) the 15th day of the third month following the Participant’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture, or (b) the 15th day of the third month following the end of the Company’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture, or otherwise in accordance with Code Section 409A. Shares subject to the Restricted Stock Units which become vested upon the Participant’s becoming Retirement Eligible shall be distributed upon the first to occur of (i) each Vesting Date(s) as specified in Section 2 herein, (ii) the date of the Participant’s Termination of Employment (that is, the date of the Participant’s separation from service, as defined under Code Section 409A) after becoming Retirement Eligible, (iii) the date of the Participant’s death, (iv) the date of the Participant’s Disability (as defined under Code Section 409A), or (v) the date of the Participant’s Termination of Employment by the Company not for Cause or by the Participant for Good Reason within two years after the effective date of a Change in Control (as defined under Code Section 409A). Shares to be distributed as provided in the preceding sentence (following vesting due to Retirement Eligibility) shall be distributed within 90 days of the first to occur of the dates described in (i) through (v) of the preceding sentence (provided that in no event shall the Participant have the right to designate the taxable year in which such distribution shall occur).

5. Certificates

Except as otherwise provided in Section 4 herein (regarding Retirement Eligibility) upon the vesting of the Restricted Stock Units pursuant to the terms hereof and the satisfaction of any withholding tax liability pursuant to Section 8 hereof, certificates evidencing the shares of Common Stock required to be delivered pursuant to the terms hereof shall be delivered to the Participant or other evidence of ownership of such shares of Common Stock shall be provided to the Participant, such as tracking through book entry.

6. Nontransferability

Unless the Committee determines otherwise, no grant of, nor any right or interest of the Participant in or to, the Award may be assigned, encumbered, or transferred except, in the event of the death of Participant, by will or the laws of intestate succession.

7. Change in Control

Notwithstanding the other provisions of the Agreement, the following provisions shall apply in the event of a Change in Control (except to the extent otherwise provided pursuant to the Employment Agreement):

(a) To the extent the successor company does not assume or substitute for the Award (or the Company is the ultimate parent corporation and does not continue the Award) on substantially equivalent terms (as determined by the Committee), the Award will become vested in full upon the effective date of the Change in Control.

(b) Further, in the event that the Award is substituted, assumed or continued, the Award will become vested in full if the Participant incurs a Termination of Employment within six months before (in which case vesting shall not occur until the effective date of the Change in Control) or two years after the effective date of a Change in Control if such Termination of Employment (i) is by the Company not for Cause or (ii) is by the Participant for Good Reason. For the purposes herein, (A) “Good Reason” shall have the meaning set forth in Section 22(c) of the Agreement; and (B) “Company” shall include the successor to the Company’s business or assets, or if all or substantially all of the voting stock of the Company is held by another public company, such public company.

8. Taxes and Withholding

(a) The Participant shall be responsible for all federal, state, local, and foreign income taxes payable with respect to the Award. The Participant acknowledges that he or she may incur substantial tax liability arising out of the grant, vesting, and/or settlement of the Award and that the Company has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for the Participant.

(b) The Company shall have the right to retain and withhold from any distribution of Common Stock in respect of Restricted Stock Units the minimum amount of taxes (including but not limited to the Participant’s FICA obligation) required by any government to be withheld or otherwise deducted and paid with respect to such Restricted Stock Units. At its discretion, the Company may require the Participant to immediately pay the Company in cash or reimburse the Company for any such taxes required to be withheld and may withhold any distribution in whole or in part until the Company is so paid or reimbursed. In lieu thereof, the Company shall have the right to withhold from any other cash amounts due to the Participant an amount equal to such taxes required to be withheld or withhold and cancel (in whole or in part) with respect to the Restricted Stock Units a number of shares of Common Stock having a market value equal to the amount of such taxes. In addition, unless the Committee determines otherwise and subject to such conditions as may be established by the Committee, the Participant may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares of Common Stock with a Fair Market Value equal to the minimum statutory tax required to be withheld. The right to withhold shares of Common Stock with a Fair Market Value equal to (but not in excess of) the minimum statutory tax required to be withheld to satisfy the withholding requirement may be withdrawn by the approval of the Committee.

9. Amendment of Agreement

This Agreement may be modified, amended, suspended, or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto and otherwise in accordance with the Plan. Notwithstanding the foregoing, the Committee shall have unilateral authority to amend the Agreement (without the Participant’s consent) to the extent necessary to comply with Applicable Law or changes to Applicable Law (including but in no way limited to Code Section 409A and federal securities laws).

10. Severability

The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provision to the extent enforceable in any jurisdiction, shall nevertheless be binding and enforceable.

11. Notices

Any and all notices under this Agreement shall be in writing, and sent by hand delivery or by certified or registered mail (return receipt requested and first-class postage prepaid), in the case of the Company, to its principal executive offices to the attention of the Chief Financial Officer, and, in the case of the Participant, to the Participant’s address as shown on the Company’s records.

12. Successors and Assigns

(a) This Agreement shall be binding upon and inure to the benefit of any assignee or successor in interest to the Company, whether by merger, consolidation, or the sale of all or substantially all of the Company’s assets.

(b) This Agreement shall be binding upon and inure to the benefit of the Participant and his or her legal representative and any person to whom the Restricted Stock Units may be transferred by will, the applicable laws of intestate succession, or otherwise in accordance with the terms of the Plan.

13. Agreement to be Bound by Plan

The Participant hereby acknowledges that the Participant fully understands his or her rights under the Plan and that the Participant agrees to be bound by all the terms and provisions of the Plan. The Participant acknowledges that the Participant has received a copy of the Plan prospectus.

14. Plan Controls

This Agreement and the Award are subject in all respects to the terms and conditions of the Plan (which are incorporated herein by reference). Except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan. To the extent that any conflict may exist between any term or provision of this Agreement and any term or provision of the Plan, such term or provision of the Plan shall control, unless the Committee determines otherwise.

15. No Right to Employment or Future Grants; Compliance with Applicable Law

(a) Nothing in this Agreement shall be construed as constituting a commitment, guarantee, agreement, or understanding of any kind or nature that the Company, any Subsidiary, or any Affiliate shall continue to employ the Participant, nor shall this Agreement affect in any way the right of the Company, any Subsidiary, or an Affiliate to terminate the employment or other service of the Participant at any time and for any reason. The Participant acknowledges and agrees that the award and acceptance of Restricted Stock Units pursuant to this Agreement does not entitle the Participant to future grants under the Plan or any other plan.

(b) The Company may impose such restrictions on the Restricted Stock Units, the shares of Common Stock underlying the Award and any other benefits underlying the Award as it may deem advisable, including, without limitation, restrictions under the federal securities laws, the requirements of any securities exchange or similar organization, and any blue sky, state, or foreign securities laws applicable to such securities. The Company shall not be obligated to issue, deliver, or transfer shares of Common Stock, make any other distribution of benefits under the Plan, or take any other action, unless such delivery, distribution, or action is in compliance with Applicable Law (including but not limited to the requirements of the Securities Act). The Company will be under no obligation to register the shares of Common Stock or other securities with the Securities and Exchange Commission or to effect compliance with the exemption, registration, qualification, or listing requirements of any state or foreign securities laws, or any securities exchange or similar organization, and the Company will have no liability for any inability or failure to do so. The Company may cause a restrictive legend or legends to be placed on any certificate issued pursuant to the Award in such form as may be prescribed from time to time by Applicable Law or as may be advised by legal counsel.

16. Covenants and Representations of Participant

The Participant represents, warrants, covenants, and agrees with the Company as follows:

(a) The Participant has not relied upon the Company with respect to any tax consequences related to the Award or shares of Common Stock subject thereto. The Participant assumes full responsibility for all such tax consequences and the filing of all tax returns the Participant may be required to file in connection therewith.

(b) The Participant will not distribute or resell any Common Stock (or other securities) issuable hereunder in violation of Applicable Law. The Participant shall comply with all provisions of the Company’s Securities Trading Policy, as in effect from time to time.

(c) The agreements, representations, warranties, and covenants made by the Participant herein with respect to the Restricted Stock Units shall also extend and apply to all of the shares of Common Stock issued to the Participant from time to time pursuant to the Restricted Stock Units. Acceptance by the Participant of any certificate representing shares of Common Stock (or other evidence of beneficial ownership) shall constitute a confirmation by the Participant that all such agreements, representations, warranties, and covenants made herein continue to be true and correct at that time.

(d) As a condition to receiving this Award, the Participant agrees to abide by the Company’s Equity Retention Policy, Compensation Recovery Policy, and Stock Ownership Guidelines and/or other similar policies, each as in effect from time to time and to the extent applicable to the Participant. In addition, the Participant shall be subject to such compensation recovery, recoupment, forfeiture, or other similar provisions as may apply to the Participant under Applicable Law.

17. Governing Law

This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of North Carolina, without giving effect to the principles of conflicts of laws, and in accordance with applicable federal laws.

18. Waiver

The waiver by the Company of a breach of any provision of this Agreement by the Participant shall not operate or be construed as a waiver of any subsequent breach by the Participant.

19. Limitation of Liability

The liability of the Company under this Agreement and in the award of the Restricted Stock Units hereunder is limited to the obligations set forth herein with respect to such Award, and nothing herein contained shall be interpreted as imposing any liability in favor of the Participant or any others with respect to any loss, cost, or expense which the Participant or others may incur in connection with or arising out of any transaction involving the Restricted Stock Units or the shares of Common Stock subject thereto.

20. Entire Agreement

The parties hereto agree that this Agreement sets forth all of the promises, agreements, conditions, understandings, warranties, and representations between the parties with respect to the Award and that there are no promises, agreements, conditions, understandings, warranties, or representations, oral or written, express or implied between the parties with respect to the Award other than as set forth in this Agreement and in the Plan.

21. Authority of Committee

All determinations made by the Committee with respect to the interpretation, construction, and application of any provision of this Agreement shall be final, conclusive, and binding on the parties.

22. Definitions

(a) “Retirement Eligible” or “Retirement Eligibility” shall mean a time when the sum of the Participant’s age and years of employment with the Company, its Subsidiaries, or other Affiliates equals or exceeds 65, provided that the Participant shall have attained a minimum age of 55.

(b) “Termination of Employment” means the discontinuance of the Participant’s service relationship with the Company, its Subsidiaries, or another Affiliate, including but not limited to service as an employee of the Company, its Subsidiaries, or another Affiliate, as a non-employee member of the Board of Directors of the Company, or as a consultant or advisor to the Company, its Subsidiaries, or another Affiliate. Except to the extent provided otherwise in an agreement or determined otherwise by the Committee, a Termination of Employment shall not be deemed to have occurred if the Participant transfers among the various entities constituting the Company and its Subsidiaries, so long as there is no interruption in the provision of service by the Participant to the Company and its Subsidiaries. The determination of whether a Participant has incurred a Termination of Employment shall be made by the Committee in its discretion. The Participant shall not be deemed to have incurred a Termination of Employment if the Participant is on military leave, sick leave, or other bona fide leave of absence approved by the Company of 180 days or fewer (or any longer period during which the Participant is guaranteed reemployment by statute or contract). In the event the Participant’s leave of absence exceeds this period, he or she will be deemed to have incurred a Termination of Employment on the day following the expiration date of such period, unless determined otherwise by the Committee.

(c) “Good Reason” shall have the meaning assigned to such term in the employment agreement, if any, between the Participant and the Company, a Subsidiary, or an Affiliate, provided, however that if there is no such employment agreement in which such term is defined, “Good Reason” shall mean any of the following acts by the Company, a Subsidiary, or an Affiliate within the six-month period before or two-year period after the effective date of a Change in Control, without the consent of the Participant (in each case, other than an isolated, insubstantial, and inadvertent action not taken in bad faith and which is remedied by the Company, a Subsidiary, or an Affiliate promptly after receipt of notice thereof given by the Participant): (i) the assignment to the Participant of duties or responsibilities materially inconsistent with, or a material diminution in, the Participant’s position, authority, duties, or responsibilities as in effect on the date of the Change in Control, (ii) a material reduction in the Participant’s base salary as in effect on the date of the Change in Control, (iii) except with regard to international employees, the relocation, without consent, of the Participant’s principal place of employment more than 25 miles from the location at which the Participant was stationed immediately prior to the Change in Control, or (iv) any material breach of any employment agreement between the Participant and the Company, a Subsidiary, or an Affiliate; provided that any event described in clauses (i) through (iv) above shall constitute Good Reason only if the Company fails to rescind or cure such event within 30 days after receipt from the Participant of written notice of the event which constitutes Good Reason; and provided, further, that Good Reason shall cease to exist for an event or condition described in clauses (i) through (iv) above on the 60th day following the latter of its occurrence or the Participant’s knowledge thereof, unless the Participant has given the Company written notice thereof prior to such date.

23. Forfeiture in the Event of Competition and/or Solicitation or other Detrimental Acts

In return for granting the Restricted Stock Units to the Participant, the Participant agrees to the following restrictions.

(a) The Participant expressly agrees and covenants that during the Restricted Period (as defined below), the Participant shall not, without the prior written consent of the Company, directly or indirectly:

(i) own, manage, control, participate in, consult with, become employed by, or otherwise render services to any Competitive Business (as defined below) in the Territory (as defined below), except that it shall not be considered a violation of this clause for the Participant to be a passive owner of not more than two percent of the outstanding stock of any class of any corporation which is publicly traded, so long as the Participant has no active participation in the business of such corporation;

(ii) induce or attempt to induce any customer, supplier, client, or other business relation of the Company or its Affiliates to cease doing business with the Company or its Affiliates if such cessation could reasonably be expected to result in material harm to the Company;

(iii) induce or attempt to induce any employee of the Company or its Affiliates to leave the employ of the Company or its Affiliates, or in any way interfere with the relationship between the Company or its Affiliates and any person employed by them; or

(iv) violate the Company’s Securities Trading Policy.

(b) The Participant expressly agrees and covenants that the Participant will not, without the prior written consent of the Company, directly or indirectly, disclose or use at any time before or after the Participant’s Termination of Employment any Confidential Information (as defined below) of which the Participant is or becomes aware, whether or not such information is developed by the Participant, except to the extent such disclosure or use is directly related to and appropriate in connection with the Participant’s performance of duties assigned to the Participant by the Company or its Affiliates. Under all circumstances and at all times, the Participant will take all appropriate steps to safeguard Confidential Information in his or her possession and to protect it against disclosure, misuse, espionage, loss, and theft.

(c) If the Committee determines that the Participant has violated any provisions of this Section 23 or that the Participant’s employment has been terminated for Cause, then the Participant agrees and covenants that:

(i) the Participant shall automatically forfeit any rights the Participant may have with respect to the Award or the underlying shares of Common Stock as of the date of such determination; and

(ii) if the Participant has received a distribution of all or any part of the Common Stock subject to the Award within the twelve-month period immediately preceding a violation of this Section 23 or termination of the Participant’s employment for Cause, upon the Company’s demand, the Participant shall immediately deliver to the Company (A) the shares of Common Stock subject to the Award which have been distributed during such period (without the payment by the Company of any consideration for such shares), if the Participant still owns such shares, or (B) if the Participant no longer owns such shares of Common Stock, an amount equal to the Gain realized by the Participant with respect to the shares of Common Stock subject to the Award. For the purposes herein, “Gain” shall be equal to the disposition price per share of any shares of Common Stock received pursuant to the Award which shares were sold or disposed of, multiplied by the number of such shares sold or disposed of, and less any taxes paid which are not refundable or for which the Participant does not otherwise receive a tax credit or other form of reimbursement.

(d) Definitions. For purposes of this Section 23 the following definitions shall apply:

(i) “Competitive Business” means any business listed on Exhibit A hereto.

(ii) “Confidential Information” means information that is not generally known to the public and that was or is used, developed, or obtained by the Company or its Affiliates in connection with the business of the Company or its Affiliates and which constitutes trade secrets or information which they have attempted to protect, which may include, but is not limited to, trade “know-how,” customer information, supplier information, cost and pricing information, marketing and sales techniques, strategies and programs, computer programs and software, and financial information. It shall not include information (A) required to be disclosed by court or administrative order; (B) lawfully obtainable from other sources or which is in the public domain through no fault of Participant; or (C) the disclosure of which is consented to in writing by the Company.

(iii) “Restricted Period” means the period during which the Participant is employed by the Company or an Affiliate and twelve months following the date that Participant ceases to be employed by the Company or an Affiliate for any reason whatsoever.

(iv) “Territory” means:

(A) The entire United States and any other country where the Company or any of its Subsidiaries, joint venturers, franchisees, or Affiliates has operated a retail facility at which the Company’s products have been sold at any time in the one-year period ending on the last day of the Participant’s employment with the Company or its Affiliates;

(B) In the event that the preceding clause shall be determined by judicial action to define too broad a territory to be enforceable, then “Territory” shall mean the entire United States;

(C) In the event that the preceding clauses shall be determined by judicial action to define too broad a territory to be enforceable, then “Territory” shall mean the states in the United States where the Company or any of its Subsidiaries, joint venturers, franchisees, or Affiliates has operated a retail facility at which the Company’s products have been sold at any time in the one-year period ending on the last day of the Participant’s employment with the Company or its Affiliates;

(D) In the event that the preceding clauses shall be determined by judicial action to define too broad a territory to be enforceable, then “Territory” shall mean the area that includes all of the areas that are within a 50-mile radius of any retail store location in the United States at which the Company’s products have been sold at any time in the one-year period ending on the last day of the Participant’s employment with the Company or its Affiliates; and

(E) In the event that the preceding clauses shall be determined by judicial action to define too broad a territory to be enforceable, then “Territory” shall mean the entire state of North Carolina.

(e) The Company may require the Participant, in connection with the distribution of shares of Common Stock underlying the Award, to certify in a manner acceptable to the Company that the Participant has not violated the terms of this Section 23 and may decline to distribute such shares if the Participant fails so to certify. If the Participant is required to repay any amount to the Company pursuant to this Section 23, the Participant shall pay such amount in such manner and on such terms and conditions as the Company may require, and the Company shall be entitled to withhold or set-off against any other amount owed to the Participant by the Company or any of its Affiliates (other than any amount owed to the Participant under any retirement plan intended to be qualified under Code Section 401(a)) up to any amount sufficient to satisfy any unpaid obligation of the Participant under this Section 23.

(f) The Participant acknowledges and agrees that the period, scope, and geographic areas of restriction imposed upon the Participant by the provisions of Section 23 are fair and reasonable and are reasonably required for the protection of the Company. In the event that any part of this Agreement, including, without limitation, this Section 23, is held to be unenforceable or invalid, the remaining parts of Section 23 and this Agreement shall nevertheless continue to be valid and enforceable as though the invalid portions were not a part of this Agreement. If any one of the provisions in this Section 23 is held to be excessively broad as to period, scope, and geographic areas, any such provision shall be construed by limiting it to the extent necessary to be enforceable under Applicable Law.

(g) The Participant acknowledges that breach by the Participant of this Agreement would cause irreparable harm to the Company and that, in the event of such breach, the Company shall have, in addition to monetary damages and other remedies at law, the right to an injunction, specific performance, and other equitable relief to prevent violations of the Participant’s obligations hereunder.

24. Code Section 409A

If and to the extent that Code Section 409A is deemed to apply to the Award, it is intended that this Agreement and the Award shall, to the extent practicable, be construed in accordance therewith. Notwithstanding any provision to the contrary in this Agreement, if the Participant is deemed on the date of his or her “separation from service” (within the meaning of Treas. Reg. Section 1.409A-1(h)) with the Company to be a “specified employee” (within the meaning of Treas. Reg. Section 1.409A-1(i)), then with regard to any payment that is considered deferred compensation under Code Section 409A payable on account of a “separation from service” that is required to be delayed pursuant to Code Section 409A(a)(2)(B) (after taking into account any applicable exceptions to such requirement), such payment shall be made on the date that is the earlier of (i) the expiration of the six month period measured from the date of the Participant’s “separation from service” (with such payments to be made during the seventh month following the “separation from service”, or, if earlier, (ii) the date of the Participant’s death, or otherwise permitted under Code Section 409A (the “Delay Period”). Upon the expiration of the Delay Period, all payments delayed pursuant to this Section 24 shall be paid to the Participant in a lump sum. Notwithstanding any provision of this Agreement to the contrary, for purposes of any provision of this Agreement providing for the payment of any amounts or benefits upon or following a termination of employment constituting deferred compensation for purposes of Code Section 409A, references to the Participant’s “termination of employment” (and corollary terms) with the Company shall be construed to refer to the Participant’s “separation from service” (within the meaning of Treas. Reg. Section 1.409A-1(h)) with the Company. In the event that the Award, this Agreement, or the Plan is deemed not to comply with Code Section 409A, then neither the Company, the Board of Directors, the Committee, nor its designees or agents will be responsible to the Participant or any person for actions, decisions, or determinations made in good faith.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

KRISPY KREME DOUGHNUTS, INC.

By:	/s/ Anthony N. Thompson
Name:	Anthony N. Thompson
Title:	President and Chief Executive Officer

PARTICIPANT

Signature:	/s/ G. Price Cooper, IV
Printed Name: G. Price Cooper, IV

Exhibit A

The following businesses, together with their Subsidiaries, affiliates and successors in interest, are the “Competitive Businesses” for purposes of this Agreement:

Dunkin Brands Inc.
Tim Hortons, Inc.
George Weston Limited
Flowers Foods, Inc.
McKee Foods Corporation
Bimbo Bakeries USA, Inc.
Hostess Brands, LLC
Panera Bread Company
Starbucks
Dewey’s Bakery
Salem Baking Company
Dawn Food Products, Inc.
CSM Bakery Products
Sysco Corp

And any other business that derives more than fifty percent (50%) of its revenues from the indirect or direct sale of coffee, doughnuts and/or bakery or sweet goods.

The Company reserves the right to modify or amend this Exhibit A at any time and from time to time upon ninety (90) days advance written notice.